                           TERMINATION AND SEVERANCE AGREEMENT
                           -----------------------------------

     This Termination and Severance Agreement ("Agreement") is made effective this 11th day of May, 1999 between Communication TeleSystems International d/b/a WorldxChange Communications, a California corporation (hereinafter referred to as "CTS") and Ralph Brandifino (hereinafter referred to as "Brandifino").

     WHEREAS, Brandifino was employed by CTS through and including May 7, 1999 (the "Termination Date");

     WHEREAS, Brandifino has tendered his resignation which CTS has accepted;
and

     WHEREAS, Brandifino has requested the payment of severance benefits, which CTS has agreed to on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

     1. TERMINATION OF EMPLOYMENT: The termination of Brandifino's employment with CTS, based upon Brandifino's voluntary resignation, shall be effective as of the Termination Date.

     2. PAYMENT OF WAGES AND ACCRUED VACATION: Brandifino acknowledges that he has previously received payment from CTS for all amounts due and owing as wages and accrued vacation for services performed by Brandifino through and including the Termination Date.

     3. SEVERANCE PAYMENTS: CTS shall pay Brandifino severance payments in the total amount of $78,000.00, payable on the dates and in the amounts set forth on Exhibit "A" hereto.


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     4.  DEDUCTIONS:  All payments made to Brandifino pursuant to this
Agreement shall be subject to any and all deductions and withholding requirements required by law.

     5. INVENTIONS: Brandifino agrees that all improvements, discoveries, inventions, designs, or other data relating to the business of CTS or its affiliates (whether or not patentable) conceived, developed, made, perfected, acquired, or first reduced to practice by Brandifino, in whole or part, during the term of his employment with CTS, both during off-duty hours and away from the premises of CTS as well as in the regular course of employment by Brandifino during development and research, shall be and at all times remain the property of CTS. Brandifino further agrees that, upon request by CTS at any time, he will join and render assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters, patents, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents or other data as required for vesting title to same in CTS. The provisions of this paragraph shall not, however, apply to any invention that Brandifino developed entirely on his own time without using CTS's equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction or practice of the invention to the business of CTS, or actual or demonstrably anticipated research or development of CTS; or (ii) result for any work performed by Brandifino for CTS.

    6. STOCK OPTIONS: Brandifino acknowledges and agrees that: (i) Exhibit "B" to this Agreement contains a full, complete and accurate description of all stock options granted to Brandifino by CTS and its affiliates (the "Stock Option Grants"), including the number of options granted to Brandifino which will be vested as of the Termination Date; (ii) all options previously granted to Brandifino which have not vested as of the Termination Date will be forfeited; and (iii) pursuant to the provisions of the 1996 Stock
Option/Stock Issuance Plan adopted by CTS (the "Plan"), the period for exercising stock options granted to Brandifino under the Plan which have vested as of the Termination Date ("Vested Plan Options") shall be reduced to a three (3) month

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

period commencing with the date of Brandifino's cessation of service with CTS, after which such Vested Plan Options shall terminate and cease to be outstanding. In the event Brandifino desires to exercise any or all of the Vested Plan Options, CTS shall, upon Brandifino's written request, extend a full recourse a loan to Brandifino for such purpose with a term of three (3) years, with interest at the rate of ten percent (10%) per annum and principal and all accrued interested payable at the end of the loan term, to be fully secured by all shares acquired with the loan proceeds until such time as the loan is fully repaid. In order to obtain such loan, Brandifino shall be required to execute a promissory note and pledge agreement in the form of Exhibit "C" hereto.

     7. RELEASE: Except as to (i) such rights or claims as may be created by this Agreement, and (ii) rights or claims relating to the Vested Plan Options, Brandifino hereby releases and discharges CTS and its affiliates and their respective agents, employees, partners, representatives, shareholders, officers, directors, attorneys, insurers, affiliates, subsidiaries, and predecessors and successors in interest from any and all claims, demands and cause or causes of action heretofore or hereafter arising out of, connected with or incidental to Brandifino's employment by CTS or any dealings between Brandifino and CTS or its affiliates prior to the Termination Date, including but not limited to, and without limiting the generality of the foregoing, any claims for wages, vacation pay, expense reimbursement, or severance benefits or any other claims relating to Brandifino's employment by CTS or the termination thereof. Brandifino specifically waives the benefit of the provisions of Section 1542 of the CIVIL CODE of the State of California, which provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT
      KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR".

The release granted by Brandifino shall apply to all claims, whether known or unknown.


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     8.  ASSIGNMENT:  Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Brandifino, either in whole or in part (except a transfer effective upon the death of Brandifino of any payments due hereunder), without the written consent of CTS, and any purported assignment in violation hereof shall be void.

     9. CHOICE OF LAW: This Agreement is entered into in accordance with and shall be governed by California law; provied that if any California law shall dictate that the laws of another jurisdiction be applied in any proceeding, such California law shall be superseded by this paragraph and the remaining laws of California shall nevertheless be applied in such proceeding.

     10. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalided.

     11. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, statements promises or understandings shall not be used to interpret or constitute this Agreement.

     12. GENDER AND NUMBER: As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     13. VENUE: The venue of any civil action, arbitration or other legal proceeding between Brandifino, on one hand, and CTS and/or its officers, directors and employees or it affiliates, on the other hand, arising out of or relating to this Agreement, the employment of Brandifino by CTS, the termination of Brandifino's employment with CTS, or any other dealings between Brandifino and CTS

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

or its affiliates, lies only in San Diego, California, and Brandifino and CTS waive any right they may have under any statute or law to cause such action or proceeding to be transferred to any other venue.

     14. AMENDMENT AND WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Brandifino and CTS. The waiver by CTS of any breach by Brandifino of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     15. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

     16. HEADLINES AND CONSTRUCTION: Both parties have been represented by legal counsel and have cooperated in the drafting of this Agreement, which shall not be construed against either party. The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

     17. ARBITRATION: Any claim or controversy arising out of or relating to this Agreement, the termination of Brandifino's employment with CTS or any dealings between Brandifino, on one hand, and CTS or its affiliates and/or the officers, directors, employees or agents of CTS, or its affiliates, on the other hand, shall be settled before J.A.M.S/ENDISPUTE ("JAMS") in accordance with the then obtaining Comprehensive Arbitration Rules and Procedures of JAMS, as modified herein. A single arbitrator shall be appointed directly by JAMS (without input from the parties) within five (5) days after receipt of a demand for arbitration from any party to this Agreement. The arbitration hearing shall commence within ninety (90) days after an arbitrator is appointed and shall continue thereafter on each successive business day, unless adjournment is necessary to accommodate the schedule of the arbitrator. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The award in such arbitration proceeding may be entered in any Court of competent jurisdiction specified in paragraph 13 of this Agreement.


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     18.  DEFINITION OF CTS AFFILIATE:  For purposes of this Agreement, the term "affiliate(s)" shall mean and refer to any direct or indirect parent or subsidiary corporation of CTS.

     19. COOPERATION: For a period of twenty four (24) months following the Termination Date, Brandifino agrees to provide to CTS and its affiliates truthful and complete cooperation including, but not limited to, appearance at interviews and depositions at reasonable times in all regulatory and litigation matters relating to CTS and his prior employment by CTS whether or not such matters have been commenced at the time of such termination at no additional compensation, provided however, that to CTS will reimburse Brandifino for all reasonable expenses incurred in connection with such requested cooperation.

     20. RESIGNATION AS DIRECTOR: Brandifino agrees to and does hereby resign as a director of each CTS affiliate which he presently serves as a director of, including but not limited to WorldxChange Communications S.A. (France).

     21. ATTORNEYS' FEES AND COSTS: In the event of any arbitration or other legal procedures arising out of or relating to this Agreement, the prevailing party shall be awarded its reasonable attorneys' fees and costs.

IT SO AGREED:

COMMUNICATION TELESYSTEMS INTERNATIONAL

BY:     /s/ Edward S. Soren
   ----------------------------

ITS:
    ---------------------------

/s/ Ralph Brandifino
-------------------------------
 Ralph Brandifino, INDIVIDUALLY

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                                  EXHIBIT "A"
                              SEVERANCE PAYMENTS

                     May 28, 1999            $12,000
                     June 11, 1999           $12,000
                     June 25, 1999           $12,000
                     July 9, 1999            $12,000
                     July 23, 1999           $12,000
                     August 6, 1999          $12,000
                     August 20, 1999         $6,000

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                                                            EXHIBIT "B"
                                                     SCHEDULE OF STOCK OPTIONS


                                                          Number of Shares                                     Number of Shares
                                                          ----------------                                     ----------------
Grant Date                      Type of Grant                 Granted               Exercise Price          Vested at Termination
----------                      -------------                 -------               --------------          ---------------------
April 24, 1997                  Corporate Plan                94,500                 $  7.00                       47,249

February 1, 1999                Corporate Plan                50,000                 $ 10.00                        3,125
                                                             -------                                              -------
TOTAL                                                        144,500                                               50,374



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

                                  EXHIBIT "C"
                      PROMISSORY NOTE & PLEDGE AGREEMENT





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